SECOND AMENDED AND RESTATED MASTERCRAFT
2015 INCENTIVE AWARD PLAN

RESTRICTED STOCK Unit AWARD Notice

MasterCraft Boat Holdings, Inc., a Delaware corporation (the “Company”), pursuant to the Second Amended and Restated Mastercraft 2015 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Grantee”) the number of Restricted Stock Units (the “RSUs”) set forth below. The RSUs are subject to the terms and conditions set forth in this Restricted Stock Unit Award Notice (the “Grant Notice”) and the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in the Grant Notice and the Agreement.

Grantee:	[NAME]
Grant Date:	[DATE]
Total Number of RSUs:	[NUMBER OF RSUs]
Vesting Schedule:	All RSUs covered by the Agreement shall vest in one installment on [DATE], subject to the grantee’s continued service as a director to the Company.

By Grantee’s signature below, Grantee agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice. Grantee has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement and the Plan. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice or the Agreement.

MASTERCRAFT BOAT HOLDINGS, INC. Holder:	GRANTEE:
By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

Exhibit A

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Grantee the number of Restricted Stock Units (“RSUs”) set forth in the Grant Notice.

Article I

GENERAL

Section 1.01
Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
Section 1.02
Incorporation of Terms of Plan. The RSUs and any shares of Common Stock (“Stock”) issued to Participant pursuant to this Agreement (“Shares”) are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

Article II

AWARD OF RESTRICTED STOCK UNITS

Section 2.01
Award of RSUs. The Company hereby grants to Grantee the number of RSUs set forth in the Grant Notice (the “Award”). Each RSU represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in this Agreement and the Plan.
Section 2.02
Vesting of RSUs.
(a)
The RSUs are subject to forfeiture until they vest. Except as otherwise provided in Sections 2.02(b) or (c) below, the number of RSUs determined pursuant to Section 2.02 will vest in one installment on [DATE] (the “Vesting Date”), and become nonforfeitable upon vesting, provided that Grantee serves continuously as a director of the Company from the Grant Date through the Vesting Date. If Grantee has a Termination of Service for any reason at any time before the Vesting Date, Grantee’s RSUs shall be automatically forfeited upon such Termination of Service without consideration and the Company shall have no further obligations to Grantee under this Agreement.
(b)
In the event Grantee incurs a Termination of Service as the result of Grantee’s death or disability, Grantee will be deemed to have satisfied the service vesting condition set forth in Section 2.02(a) as of the date of such Termination of Service, and will be entitled to a payment of a pro rata portion of the Award, calculated based on a fraction, the numerator of which is the number of days from the Grant Date until the date of Grantee’s Termination of Service, and the denominator of which is the total number of days from the Grant Date until the Vesting Date.
(c)
In the event the Grantee incurs a Termination of Service in connection with a Change in Control prior to the Vesting Date, then Grantee will be deemed to have satisfied the service vesting condition set forth in Section 2.02(a) as of the date of such termination, and will be entitled to a payment of RSUs equal to the Award.

Section 2.03
Payment of RSUs. Payment in respect of the RSUs earned shall be made in Shares which shall be issued to Grantee not later than seventy-five (75) days following the Vesting Date,

or such earlier date the RSUs become vested under Section 2.02(b) or (c). All distributions shall be made by the Company in the form of whole Shares, and any fractional share shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value as of the date immediately preceding the date of such distribution.
Section 2.04
Taxes.
(a)
Grantee is ultimately liable and responsible for all taxes owed in connection with the RSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the tax treatment in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the RSUs to reduce or eliminate Grantee’s tax liability and Grantee will be solely responsible for the payment of all taxes attributed to the RSUs.
Section 2.05
Rights as Stockholder. Neither Grantee nor any person claiming under or through Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to Grantee (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Grantee will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.
Article III

OTHER PROVISIONS

Section 3.01
Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Grantee, the Company and all other interested persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.
Section 3.02
RSUs Not Transferable. The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Grantee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the Administrator, the RSUs may be transferred to certain persons or entities related to Grantee, including but not limited to members of Grantee’s family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of Grantee’s family or to such other persons or entities as may be expressly approved by the Administrator, pursuant to any such conditions and procedures the Administrator may require.

Section 3.03
Adjustments. Grantee acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 14.2 of the Plan.
Section 3.04
Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Grantee shall be addressed to Grantee at Grantee’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.04 either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
Section 3.05
Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
Section 3.06
Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
Section 3.07
Conformity to Securities Laws. Grantee acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.
Section 3.08
Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board (including as a result of any amendments or modifications to the Plan), provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Grantee.
Section 3.09
Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.02 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
Section 3.10
Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Grantee is subject to Section 16 of the Exchange Act, the Plan, the RSUs, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Section 3.11
Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Grantee any right to serve as an employee or other service provider of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Grantee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Grantee.
Section 3.12
Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof.
Section 3.13
Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Grantee or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
Section 3.14
Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
Section 3.15
Limitation on Grantee’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Grantee shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs.
Section 3.16
Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.